Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualstar Corporation Celebrates 30 Years in Business.

Simi Valley, CA (USA) March 4, 2014 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data security and archive storage solutions and high efficiency power supplies celebrates its 30th anniversary this year since commencing business operations in 1984.

“It is quite an accomplishment for any company to obtain their 30th anniversary, and I am very proud to be a part of that significant milestone for Qualstar. Over the course of three decades, we have successfully developed a lasting reliable product, a loyal customer base and we are well positioned for future growth”, said Steven Bronson, Qualstar’s Chief Executive Officer.

Qualstar has been creating reliable, cost effective and easy to use automated tape libraries for thirty years. Our tape library models provide combinations of capacity and throughput to match any storage management requirement, including multiple tape drives and span capacities from 310 terabytes to more than 73 petabytes. With low cost, high density Ultrium LTO technology, tape libraries are clearly the most efficient and cost effective storage for backup, data protection and archiving of electronic information. Qualstar tape libraries are designed for years of continuous unattended operation and allow simultaneous reading and writing to multiple drives. They also offer key features such as built in data encryption, key management and scalability to keep pace with rapidly expanding storage requirements.

Qualstar’s tape libraries have a long history of quietly and reliably preserving and protecting our customer’s most essential past, present and future data assets. We’ve built on that foundation and have added intelligent and focused talent to our engineering, sales and support teams so we can keep doing what we do best, even better - designing and manufacturing products that continue to set standards for data capacity, density, reliability, power efficiency and scalability. All things that add up to the lowest Total Cost of Ownership (TCO) in the industry. Our customers know they can count on us to design and manufacture reliable products so they can do theirs.

We also note that through our N2 Power division, for the past 16 years, we manufactured and offered state of the art power supply components for the electronics industry.

We look forward to the exciting opportunities in the data storage business and the power supply business based on technology advances and increased data that needs to be stored.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Louann Negrete, CFO

louann.negrete@qualstar.com

805-416-7014

Heather Mayer, Director of Marketing

heather.mayer@qualstar.com

805-416-7001